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                                                                      EXHIBIT 15


July 24, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We are aware that our report dated July 19, 2001 on our review of interim financial information of T. Rowe Price Group, Inc. for the period ended June 30, 2001 and included in the company's quarterly report on Form 10-Q for the period then ended is incorporated by reference in its Registration Statements on Form S-8 No. 033-07012, No. 033-37573, No. 033-72568, No. 033-58749, No. 333-20333,
No. 333-90967 and No. 333-59714.

Yours very truly,



/s/ PricewaterhouseCoopers LLP